Exhibit 99.1

GIBRALTAR TO ACQUIRE OMNIMAX INTERNATIONAL FOR $1.335 BILLION

Combination significantly enhances Gibraltar’s position in building products

Expected to be immediately accretive to EBITDA margin and cash flow

$35 million of expected cost synergies and approximately $100 million of cash tax benefits expected as part of purchase for an effective adjusted EBITDA multiple of 8.4x

BUFFALO, N.Y., November 17, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today announced that it has reached an agreement to acquire OmniMax International (“OmniMax”) from funds managed by Strategic Value Partners, LLC and its affiliates (together “SVP”) for a cash purchase price of $1.335 billion. OmniMax is a leader in residential roofing accessories and rainware solutions with expected 2025 adjusted net sales of $565 million and adjusted EBITDA of $110 million. The purchase price represents an effective multiple of 8.4x based on OmniMax’s expected 2025 adjusted EBITDA, run rate cost synergies of $35 million, and cash tax benefits of approximately $100 million.

“The acquisition of OmniMax, and its highly complementary brands, product portfolio, and footprint with localized expertise, accelerates our strategy to expand in residential building products while enhancing customer experience,” stated Gibraltar Chairman and CEO Bill Bosway. “In getting to know the OmniMax team, it’s clear we both share a commitment to high-quality responsive service, and we look forward to welcoming them to the team. Together, we will deliver greater value for our customers and to Gibraltar’s shareholders as we leverage business processes and systems to accelerate growth, generate strong cash performance, and continue to be a leader in the industry.”

John Krause, CEO of OmniMax, commented, “OmniMax has built a strong and growing portfolio of trusted brands founded on an exceptional team, a broad product offering, and the delivery of outstanding customer service. We’re proud of the progress we’ve made, from building deeper operational excellence around established names in the roofing industry to bringing new rainware and accessory brands into the OmniMax family. We see this next step as an opportunity to continue strengthening the value we deliver to customers together with Gibraltar. We look forward to working with the Gibraltar team to complete the transaction and build a strong future together.”

Chad Ellis, Managing Director at SVP, said, “We are proud to have partnered closely with John and the OmniMax team since acquiring the company five years ago. During this time, we significantly improved operating performance by executing a series of strategic and operational initiatives and transformed the business through a disciplined acquisition program and the divestment of non-core assets. As a result of these efforts, OmniMax has become a leading roofing accessories and rainware solutions platform with significant growth potential. The business is well positioned to continue to thrive under the stewardship of a Gibraltar team focused on growing its business within this attractive end market.”

STRATEGIC AND FINANCIAL RATIONALE OF THE TRANSACTION

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Further optimize Gibraltar’s portfolio and expand its presence in its largest and most profitable segment. Following completion of the acquisition, Gibraltar’s Residential business is expected to generate over 80% of the Company’s revenue and adjusted EBITDA.

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Enhance shareholder value creation. The acquisition is expected to deliver immediate EBITDA margin accretion for Gibraltar and create sizeable scale for a high performing building products business, bringing with it $35 million of cost synergies expected by the end of 2028. The transaction will be accretive to Gibraltar’s adjusted EPS in the first fiscal full year post close.

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Deliver strong cash flow and clear path to deleveraging. The acquisition is expected to drive stronger cash flow, significant cost synergies, and improved working capital to support deleveraging from a post-transaction leverage level of 3.7x 2025E adjusted EBITDA – including expected synergies – to 2.0-2.5x within 24 months from the close of the acquisition.

FINANCING
Gibraltar has in place committed financing from Bank of America, Wells Fargo and KeyBanc Capital Markets to finance the transaction in the form of up to $1.3 billion new term loan facilities and an upsized $500 million revolving credit facility.

APPROVALS
The acquisition of OmniMax is structured as an acquisition by Gibraltar of all of the outstanding equity interests of OmniMax held by SVP. The acquisition, which has been unanimously approved by Gibraltar’s Board of Directors, is expected to close in the first half of 2026, subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. No vote of Gibraltar’s shareholders is required to approve the transaction.

ADVISORS
Perella Weinberg and BofA Securities are serving as Gibraltar’s financial advisors and Wachtell, Lipton, Rosen & Katz is serving as Gibraltar’s legal counsel.

Rothschild & Co. is serving as OmniMax’s financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as OmniMax’s legal counsel.

CONFERENCE CALL
Gibraltar will host a conference call today starting at 8:30 a.m. ET to discuss this transaction. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

ABOUT GIBRALTAR
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

ABOUT OMNIMAX
OmniMax is a leading national manufacturer of residential building products in the roofing accessory and rainware market. With manufacturing locations across the U.S. and Canada, we have a strong footprint, ensuring reliable support for our customers. We have established long-standing partnerships with some of the largest home improvement retailers and building product distributors, driven by our commitment to service excellence. We deliver high-quality products through our industry-leading portfolio of brands, including Amerimax, Berger, Flamco, Verde, Millennium Metals, Nu-Ray Metals, and Hancock Enterprises. Learn more at www.omnimax.com.

ABOUT SVP
SVP is a global alternative investment firm that focuses on special situations, private equity, opportunistic credit, and financing opportunities. The firm, which acquired OmniMax in October 2020, uses a combination of sourcing, financial, and operational expertise to unlock value in its portfolio companies. Today SVP manages approximately $23 billion in assets under management and, since inception, has invested more than $55 billion of capital. The firm, established by Victor Khosla in 2001, has over 200 employees, including more than 100 investment professionals, across its main offices in Greenwich (CT) and London, and presences in Tokyo, Los Angeles, and Dubai. Learn more at www.svpglobal.com.

FORWARD-LOOKING STATEMENTS
Certain information set forth in this release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about Gibraltar’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement with OmniMax (the "purchase agreement") or could cause the consummation of the proposed transaction contemplated by the purchase agreement to be delayed or to fail to occur; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; risks related to disruption of management's attention from Gibraltar's ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Gibraltar to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the ability of Gibraltar to meet expectations regarding the timing and completion of the transaction, and the ability of Gibraltar to achieve expected cost and operational synergies; the outcome of any legal proceedings that may be instituted against Gibraltar related to the proposed transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which Gibraltar operates, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from other newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the Company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

ADJUSTED FINANCIAL MEASURES
Gibraltar presents certain adjusted financial measures in this release including adjusted net sales and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), both a non-GAAP financial measure. Adjusted net sales and adjusted EBITDA represent the expected full year impact of businesses acquired during 2025 by Omnimax. Adjusted EBITDA further excludes special charges consisting of restructuring and severance related costs, acquisition transaction and integration related costs, and costs related to divestitures, along with the exclusion of interest, taxes, depreciation and amortization.

Gibraltar believes that these non-GAAP financial measures provide useful information because they are used by management to evaluate the Company's operating performance. However, these financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative to, GAAP measures. The non-GAAP financial measures Gibraltar presents may differ from similarly captioned measures presented by other companies. Adjusted EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance.

Gibraltar’s release of non-GAAP financial measures should not be construed as an inference that Gibraltar’s future results will be unaffected by unusual or non-recurring items. Reconciliations of non-GAAP measures related to full-year 2025 estimates have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

CONTACTS

For Gibraltar

Investors
Alliance Advisors Investor Relations
Jody Burfening / Carolyn Capaccio
(212) 838-3777
Rock@allianceadvisors.com

Media
FGS Global
Jacob Crows / Andy Duberstein
Gibraltar@fgsglobal.com

For OmniMax
Marketing@omnimax.com

For SVP
Media@svpglobal.com